Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement must be executed and returned to the Company in care of Robert Vandenbergh, Senior Executive Vice President on or before September 26, 2008.

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this “Separation Agreement”) is entered into between STEVEN SCHACHTEL (the “Employee”), an individual residing at 35 West Church Road, Saddle River, New Jersey 07458, LAKELAND BANCORP, INC. (the “Holding Company”), a New Jersey corporation with headquarters at 250 Oak Ridge Road, Oak Ridge, New Jersey, and LAKELAND BANK (the “Bank”), a New Jersey chartered commercial bank, with headquarters at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. The Holding Company and the Bank are collectively referred to herein as the “Company.” The Holding Company and the Bank, together with their respective past, present and future direct and indirect subsidiaries, affiliated entities, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, plan administrators, attorneys, and agents (individually and in their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing, are collectively referred to in this Separation Agreement as the “Released Parties.”

WITNESSETH THAT:

WHEREAS, Employee is currently employed as President of the Lakeland Bank Equipment Leasing Division;

WHEREAS, the Holding Company, the Bank and Employee entered into a Change in Control, Severance and Employment Agreement as of August 2, 2006 (the “Employment Agreement”);

WHEREAS, the Company and Employee have mutually agreed to terminate their employment relationship effective as of the earlier to occur of: (a) December 31, 2008, or (b) the effective date of Employee’s earlier resignation, and the parties hereto desire to enter into an agreement to set forth the terms of their respective rights and obligations relating to the termination of the employment relationship.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Employment Agreement; Separation of Employment. Effective as of the close of business on September 12, 2008, the Employment Agreement shall be deemed terminated by mutual agreement between the Company and Employee and shall thereafter be of no further force and effect (except with respect to Sections 11 and 12 thereof, which shall remain in full force and effect; provided, however, in accordance with Section 5(A) below and subject to the terms and conditions of this Separation Agreement, effective as of the Separation Date (as defined below), the Company shall be deemed to have waived Employee’s obligations under clause (ii) of Section 12(a) of the Employment Agreement). Notwithstanding the termination of the Employment

Agreement, Employee shall, in accordance with Section 2 below, remain employed by the Company until earlier to occur of: (a) December 31, 2008, or (b) the effective date of Employee’s earlier resignation (the “Separation Date”). Accordingly, Employee understands and acknowledges that his last day of employment with the Company will be the Separation Date. Employee understands and agrees that, if he elects to resign prior to December 31, 2008, he shall be required to provide the Bank with at least ten (10) days advance written notice (addressed to Robert Vandenbergh, Senior Executive Vice President) of such resignation. Employee further acknowledges and agrees that Employee has received all compensation and benefits to which Employee is entitled under the Employment Agreement or otherwise as a result of Employee’s employment, except as otherwise specifically provided in this Separation Agreement. Employee understands that, except as otherwise provided in this Separation Agreement, Employee is entitled to nothing further from the Released Parties under the Employment Agreement or otherwise, including reinstatement by the Company.

2. Transition Period. During the period beginning on September 13, 2008 and ending on the Separation Date (the “Transition Period”), Employee shall not be required or permitted to perform his customary services for the Company (except as otherwise specifically directed by Robert Vandenbergh, Senior Executive Vice President (or his nominee)). However, during the Transition Period, Employee will be required to (a) be available via telephone and/or e-mail, during regular business hours, to respond to inquiries from Robert Vandenbergh, Senior Executive Vice President (or his nominee), (b) advise Robert Vandenbergh, Senior Executive Vice President (or his nominee) of any outstanding projects and/or matters relating to Employee’s duties to the Company and the status of the same, (c) perform such other duties as are reasonably requested by Robert Vandenbergh, Senior Executive Vice President (or his nominee) to transition Employee’s services, (d) comply with the Company’s policies and procedures, as well as his obligations under Section 11 and 12 of the Employment Agreement and (e) maintain a professional and positive attitude toward the Holding Company, the Bank, their respective affiliates and each of their respective personnel, vendors, and customers (the “Transition Services”). The Transition Services shall, unless otherwise requested by Robert Vandenbergh, Senior Executive Vice President (or his nominee), be performed by Employee remotely (to the extent that the Company, in its discretion, provides Employee with remote access; provided, however, that Employee shall be permitted to remotely access his e-mails during the Transition Period) and shall be performed during normal business hours. Unless otherwise requested by Robert Vandenbergh, Senior Executive Vice President (or his nominee), Employee will not be expected or permitted to enter the Company’s premises other than to transact business as a customer of the Bank. Without limitation of the foregoing, it is understood and agreed that, effective as of September 13, 2008, Employee will no longer be expected or permitted to participate in senior management or other senior level committees. During the Transition Period (subject to Employee’s satisfactory performance of the Transition Services and compliance with Sections 11 and 12 of the Employment Agreement and the Company’s policies and practices), Employee shall (a) continue to be paid by the Bank his base salary (at his base salary rate of $200,000.00 on an annualized basis) in accordance with the Bank’s customary payroll practices, (b) be entitled to participate in the Bank’s then-current benefit plans and programs (excluding commission, bonus, equity compensation, and severance plans, if any) to the extent and on the same basis that Employee participated in such plans and programs prior to the Transition Period, and (c) be provided with continued use of the Company-owned vehicle that was provided to Employee for his use prior to the Transition Period (the “Vehicle”), together with insurance coverage thereon;

provided, however, the Company shall have no responsibility to pay or reimburse Employee for the cost of gasoline for the Vehicle. The Company will pay or reimburse Employee for the costs of normal and necessary maintenance on the Vehicle that are incurred prior to the Separation Date; provided, however, with respect to any maintenance expenses that are incurred during the Transition Period or that were incurred prior to the Transition Period but not submitted to the Company for reimbursement prior to the Transition Period, the Company shall have no obligation to pay or reimburse Employee for any such maintenance expenses that exceed $2,000 in the aggregate. Employee shall continue to be responsible for all personal tax obligations associated with his personal use of the Vehicle. Nothing in this Separation Agreement shall limit the Company’s right to terminate Employee’s employment prior to the Separation Date if Employee fails to satisfactorily perform the Transition Services or otherwise fails to comply with his obligations during the Transition Period.

3. General Releases.

(A) Employee General Release of the Released Parties. In consideration of the release by the Company set forth in Section 3(B) below, the Covenant Waiver (as defined in Section 5(A) below), the payments set forth in Section 5(B) below and the Option Amendment (as defined in Section 5(C) below), Employee hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Separation Agreement to the Company. “Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, commissions, fees, bonuses, unvested stock options, vacation pay, sick pay, fees and costs, attorneys’ fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement (including, without limitation, the Employment Agreement), offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the State of New Jersey or any other state and the United States, including, but not limited to, federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Sarbanes-Oxley Act of 2002, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, and the New Jersey Conscientious Employee Protection Act, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Section 3(A) releases all Claims including those of which Employee is not aware and those not mentioned in this Separation Agreement. Employee specifically releases any and all Claims arising out of the Employment Agreement or the termination thereof and Employee’s employment with the Company or separation therefrom. Employee expressly acknowledges and agrees that, by entering into this Separation Agreement, Employee is releasing and waiving any and all Claims, including, without limitation, Claims that Employee may have arising under ADEA, which have arisen on or before the date of Employee’s execution and delivery of this Separation Agreement to the Company. Notwithstanding the foregoing, nothing in this Section 3(A) shall be deemed to release the Company from its obligations arising under this Separation Agreement.

(B) Company’s General Release of Employee. Except as otherwise specifically set forth in this Separation Agreement, in consideration of the release by Employee set forth in Section 3(A) of this Separation Agreement above, the Company hereby irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Company Claims (as defined below) that the Company may have against Employee arising on or prior to September 12, 2008. “Company Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, fees and costs, attorneys’ fees, losses, penalties, damages, including damages arising, directly or indirectly, out of any promise, agreement, contract, understanding, common law, tort, the laws, statutes and/or regulations of the State of New Jersey or any other state and the United States that the Company may have against Employee arising out of: (i) the Employment Agreement and/or the termination of the Employment Agreement or otherwise arising out of Employee’s employment with the Company or separation of Employee’s employment with the Company; (ii) Employee’s position as an officer and/or member of any committee of the Holding Company, the Bank or any of their respective affiliates or Employee’s termination from such positions; or (iii) by reason of any other matter, cause, or thing whatsoever arising on or prior to September 12, 2008, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. Except as otherwise specifically set forth in this Section 3(B), this Section 3(B) releases all Company Claims including those of which the Company is not aware and those not mentioned in this Separation Agreement up to and including September 12, 2008. Notwithstanding the foregoing, nothing in this Section 3(B) shall be deemed to release Employee from Company Claims that relate to (i) the obligations of Employee under this Separation Agreement, (ii) the obligations of Employee pursuant to Sections 11 and 12 of the Employment Agreement, or (iii) any act or omission by Employee with respect to which the Company would not have the power to indemnify Employee pursuant to New Jersey General Corporation Law or the New Jersey Banking Act of 1948. The Company agrees that it shall, to the fullest extent permitted under the Company’s bylaws and applicable law (including the New Jersey General Corporation Law and the New Jersey Banking Act of 1948), indemnify Employee against all expenses and liabilities in connection with any proceeding (other than a proceeding by or in the right of the Company) involving Employee by reason of his having been an officer or employee of the Company.

4. Representations; Covenant Not to Sue.

(A) Employee hereby represents and warrants that (i) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing, (ii) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties which has been released in this Separation Agreement, and (iii) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties. Except as set forth in Section 14 below, Employee covenants and agrees that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or Claim against any of the Released Parties based upon or relating to any Claim released by Employee in this Separation Agreement.

(B) The Company hereby represents and warrants that (i) the Company has not filed, caused or permitted to be filed any pending proceeding (nor has the Company lodged a complaint with any governmental or quasi-governmental authority) against Employee, nor has the Company agreed to do any of the foregoing, (ii) the Company has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Company Claim against Employee which has been released in this Separation Agreement, and (iii) the Company has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Company Claim against Employee. Except as may otherwise be required by law, the Company covenants and agrees that the Company shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by itself or any third party of a proceeding or Company Claim against Employee based upon or relating to any Company Claim released by the Company in this Separation Agreement.

5. Covenant Waiver; Payments; Stock Options. As good consideration for Employee’s execution, delivery and non-revocation of this Separation Agreement and the Reaffirmation (as defined below):

(A) Effective as of the 8th day following Employee’s execution and delivery of the Reaffirmation, the Company shall be deemed to have waived Employee’s obligations pursuant to clause (ii) of Section 12(a) of the Employment Agreement (the “Covenant Waiver”). For purposes of clarification, it is understood and agreed that clause (i) of Section 12(a) of the Employment Agreement (i.e., covenant against employment, solicitation or retention of employees or consultants) shall remain in full force and effect and, for purposes of clause (i) of Section 12(a) of the Employment Agreement, the “Post-employment Period” shall mean the one (1) year period immediately following the Separation Date;

(B) In the event that Employee has not been employed by a new employer or otherwise engaged (on a full-time basis) to perform services as of January 1, 2009 and provided that the Separation Date occurred on December 31, 2008 (i.e., Employee did not resign prior to December 31, 2008), the Bank shall continue to pay to Employee (in accordance with the Bank’s customary payroll practices and procedures) his bi-weekly base salary at the rate of $7,692.31 (less applicable withholdings and customary payroll deductions, excluding 401(k) contributions) for the period beginning on January 1, 2009 and ending on the earlier of: (i) February 27, 2009; or (ii) the date on which Employee commences employment with a new employer or is otherwise engaged (on a full-time basis) to perform services. Employee acknowledges and agrees that he is obligated to inform the Company if he becomes employed by a new employer or is otherwise engaged (on a full-time basis) to perform services on or before February 27, 2009. It is understood and agreed that the bi-weekly salary continuation payments contemplated by this Section 5 shall not commence prior to the date that the Reaffirmation becomes effective; and

(C) Each of the options to purchase the common stock of the Holding Company granted to Employee that are fully vested as of the Separation Date shall remain outstanding following the Separation Date, subject to and in accordance with the existing terms and conditions applicable to such options; provided, however, that, subject to Employee’s execution, delivery and non-revocation of this Agreement and the Reaffirmation, the Holding Company shall take such action and obtain such approvals as are necessary in order to amend each vested option (the “Option Amendment”) such that each vested option shall remain outstanding and exercisable until the earlier of (i) 90 days following the Separation Date, (ii) the original expiration date of the option (as set forth in the applicable option agreement), or (iii) the date on which Employee breaches his obligations under this Separation Agreement. For purposes of clarification, it is understood and agreed that any options to purchase the common stock of the Holding Company granted to Employee that are not fully vested as of the Separation Date shall automatically terminate on the Separation Date and Employee shall have no further rights with respect to such unvested options.

As material conditions to Employee’s receipt of the Covenant Waiver, the payments and the Option Amendment set forth in this Section 5, Employee shall: (i) execute and deliver to the Company the Reaffirmation (the “Reaffirmation”) annexed hereto on, or within five (5) days following (but not before), the Separation Date; (ii) not revoke the Reaffirmation, (iii) satisfactorily perform his duties to the Company (as described in Section 2 above) during the Transition Period; and (iv) comply with Employee’s obligations under Sections 11 and 12 of the Employment Agreement and the Company’s policies and procedures through the Separation Date.

Employee acknowledges that Employee is not otherwise entitled to receive the Covenant Waiver, the payments or the Option Amendment set forth above and acknowledges that nothing in this Separation Agreement shall be deemed to be an admission of liability on the part of any of the Released Parties. Employee agrees that Employee will not seek anything further from any of the Released Parties.

6. Vacation. Any vacation time that Employee has accrued, but not used, on the Separation Date will be paid by the Bank to Employee (less applicable withholding and other customary payroll deductions) on the next regular pay date following the Separation Date. The Bank acknowledges and agrees that Employee will be deemed to have accrued, but not used, four (4) weeks of vacation time as of the Separation Date.

7. Vehicle. The Company agrees that, in exchange for the Purchase Price (as defined below), Employee may purchase the Vehicle (free and clear of all liens and encumbrances) from the Company on (or within 5 days following) the Separation Date. The “Purchase Price” of the Vehicle will be the NADA (National Automobile Dealer’s Association) value of the Vehicle as of the Separation Date. As a condition to Company’s obligation to sell the Vehicle to Employee, Employee must provide the Company with written notice at least ten (10) days prior to the Separation Date of his intention to purchase the Vehicle. Upon receipt of the Purchase Price from Employee, the Company will execute all such documents necessary to document the transfer of title to the Vehicle to Employee.

8. Who is Bound. The Company and Employee are bound by this Separation Agreement. Anyone who succeeds to Employee’s rights and responsibilities, such as the executors of Employee’s estate, is bound and anyone who succeeds to the Company’s rights and responsibilities, such as its successors and assigns, is also bound.

9. Cooperation With Investigations/Litigation. Employee agrees, upon the Company’s request, to reasonably cooperate in any Company investigations and/or litigation regarding events that occurred during Employee’s tenure with the Company. The Bank will reimburse Employee for reasonable out-of-pocket expenses Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee’s request for reimbursement. Further, in the event that Employee can demonstrate (in advance of providing such cooperation) that he will suffer a loss of income as a result of extending such cooperation, the Bank will compensate employee for his time in connection with extending such cooperation at an hourly rate of $96.15.

10. Non Disparagement; Confidentiality and Non-Solicitation.

(A) Employee agrees not to make any defamatory or derogatory statements concerning any of the Released Parties. Provided inquiries are directed to the Company’s Human Resources Department, the Company shall disclose to prospective employers information limited to Employee’s dates of employment and last position held by Employee. The Company will instruct its Boards of Directors and the “Named Officers” of the Holding Company that are identified in the Holding Company’s most recent proxy statement to refrain from making defamatory or derogatory statements concerning Employee. Notwithstanding the foregoing, nothing in this Section 10(A) shall preclude or prohibit Employee, the Company’s Boards of Directors (or any individual member thereof) or any “Named Officer” of the Holding Company from testifying truthfully in any judicial or administrative proceeding, or from making factually accurate statements in legal or public filings.

(B) Employee confirms and agrees that Employee’s obligations pursuant to Sections 11 and 12 of the Employment Agreement shall survive the termination of the Employment Agreement and remain in full force and effect (except as specifically set forth in, and subject to the provisions of, Section 5(A) above) and no other provision of the Employment Agreement shall survive the termination of the Employment Agreement. Employee also agrees that the terms of this Separation Agreement shall be kept confidential. Employee shall not reveal the amounts paid to Employee or the other terms of this Separation Agreement to anyone, except to Employee’s immediate family, legal and financial advisors and then only after securing the agreement of such individual to maintain the confidentiality of this Separation Agreement, or in response to a subpoena or other legal process, after reasonable notice has been provided to the Company sufficient to enable the Company to contest the disclosure.

11. Remedies. If Employee breaches any term or condition of this Separation Agreement or the surviving provisions of the Employment Agreement, or any representation made by Employee in this Separation Agreement was false when made, it shall constitute a material breach of this Separation Agreement and, in addition to and not instead of the Released Parties’ other remedies hereunder, under the surviving provisions of the Employment Agreement or otherwise at law or in equity, Employee shall be required to immediately, upon written notice from the Company, return the payments paid by the Bank under Section 5(B) of this Separation

Agreement. Further, in the event of a material breach of this Agreement by Employee, the Covenant Waiver shall be rescinded and of no further force and effect and, accordingly, Employee’s obligations pursuant to clause (ii) of Section 12(a) of the Employment Agreement shall be reinstated to its full force and effect, as set forth in the Employment Agreement. Employee agrees that if Employee is required to return the payments and/or the Covenant Waiver shall be rescinded, this Separation Agreement shall continue to be binding on Employee and the Released Parties shall be entitled to enforce the provisions of this Separation Agreement as if the payments had not been repaid to the Bank and/or the Covenant Waiver had not been rescinded and the Bank shall have no further payment obligations to Employee under Section 5(B) of this Separation Agreement. In the event of any action, litigation or proceeding arising out of the interpretation or enforcement of this Separation Agreement or the surviving provisions of the Employment Agreement (including, without limitation, any purported breach of this Separation Agreement or the surviving provisions of the Employment Agreement), the prevailing party (as determined by a court of competent jurisdiction) shall be entitled to reimbursement of its reasonable legal fees and costs. Notwithstanding the foregoing, it is understood and agreed that the Covenant Waiver shall not automatically be rescinded and Employee shall have no automatic repayment obligations or obligation to pay the Released Parties’ attorneys’ fees and other costs associated with enforcing the terms of this Separation Agreement if Employee were to challenge the ADEA waiver only.

12. Company Property. Except with respect to the Vehicle, the Company blackberry previously issued to Employee and any other Company property or documents specifically identified in writing by Robert Vandenbergh, Senior Executive Vice President (collectively, the “Excluded Property”), Employee represents and warrants that (except with respect to the Company’s laptop computer which was returned on or before September 26, 2008) on or before September 12, 2008 Employee returned to the Bank all of the Holding Company’s, the Bank’s and their respective affiliates’ property in Employee’s possession, custody and/or control, including, but not limited to, all equipment, computers, pass codes, keys, swipe cards, credit cards, documents or other materials, in whatever form or format, that Employee received, prepared, or helped prepare and that Employee has not retained any copies, duplicates, reproductions, computer disks, or excerpts thereof of the Holding Company’s, the Bank’s or their respective affiliates’ documents. Employee agrees to return to the Bank all of the Excluded Property (exclusive of the Vehicle if Employee elects to purchase the same in accordance with Section 7 above) on the Separation Date (or, except with respect to the Vehicle and the blackberry, sooner, if requested by Robert Vandenbergh, Senior Executive Vice President) and Employee agrees that Employee will not retain any copies, duplicates, reproductions, computer disks, or excerpts of the Excluded Property. Subject to Employee’s immediate return of the Company-owned blackberry on the Separation Date, the Company will permit Employee to transfer the Company-owned blackberry telephone number to his own device and will provide reasonable non-monetary assistance to Employee to facilitate such transfer; provided, however, Employee understands that the ability to transfer such telephone number will be subject to any limitations or other terms and conditions set forth in the Company’s contract with Verizon and/or such other terms and conditions that may be imposed by Verizon and that Employee will be solely responsible for any costs and/or fees associated with such transfer.

13. Construction of Agreement. In the event that one or more of the provisions contained in this Separation Agreement or the surviving provisions of the Employment Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Separation Agreement or the surviving provisions of the Employment Agreement, but this Separation Agreement and the surviving provisions of the Employment Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein. If it is ever held that any restriction hereunder or under the surviving provisions of the Employment Agreement is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Separation Agreement, the surviving provisions of the Employment Agreement and any and all matters arising directly or indirectly herefrom or therefrom shall be governed under the laws of the State of New Jersey without reference to choice of law rules. The Holding Company, the Bank and Employee consent to the sole jurisdiction of the federal and state courts of New Jersey. THE HOLDING COMPANY, THE BANK AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS SEPARATION AGREEMENT, THE SURVIVING PROVISIONS OF THE EMPLOYMENT AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM OR THEREFROM, AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

14. Acknowledgments. Company and Employee acknowledge and agree that:

(A) By entering in this Separation Agreement, Employee does not waive any rights or Claims that may arise after the date that Employee executes and delivers this Separation Agreement to the Company;

(B) This Separation Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further acknowledge and agree that this Separation Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. Accordingly, nothing in this Separation Agreement shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the Equal Employment Opportunity Commission, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(C) Notwithstanding anything set forth in this Separation Agreement to the contrary, nothing in this Separation Agreement shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Separation Agreement; and

(D) Nothing in this Separation Agreement shall preclude Employee from exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, (ii) the Bank’s 401(k) plan, or (iii) the Holding Corporation’s Amended and Restated 2000 Equity Compensation Program (as amended and restated by the Board of Directors through March 15, 2008).

15. Opportunity For Review.

(A) Employee represents and warrants that Employee (i) has had sufficient opportunity to consider this Separation Agreement, (ii) has read this Separation Agreement, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee, (v) has entered into this Separation Agreement of Employee’s own free will and volition, (vi) has duly executed and delivered this Separation Agreement, (vii) understands that Employee is responsible for Employee’s own attorneys’ fees and costs, (viii) has had the opportunity to review this Separation Agreement with counsel of his choice or has chosen voluntarily not to do so, (ix) understands that Employee has been given twenty-one (21) days to review this Separation Agreement before signing this Separation Agreement and understands that he is free to use as much or as little of the 21-day period as he wishes or considers necessary before deciding to sign this Separation Agreement, (x) understands that if Employee does not sign and return this Separation Agreement to Company (Attn: Robert Vandenbergh, Senior Executive Vice President) on or before September 26, 2008, the Company shall have no obligation to enter into this Separation Agreement, Employee shall not be entitled to receive the Covenant Waiver, payments and Option Amendment provided for under Section 5 of this Separation Agreement, and the Separation Date shall be unaltered; and (xi) understands that this Separation Agreement is valid, binding, and enforceable against the parties hereto in accordance with its terms.

(B) This Separation Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to the Company (Attn: Robert Vandenbergh, Senior Executive Vice President) by Employee. The parties hereto understand and agree that Employee may revoke this Separation Agreement after having executed and delivered it to the Company (Attn: Robert Vandenbergh, Senior Executive Vice President), in writing, provided such writing is received by Company at the address listed in this Separation Agreement above no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Separation Agreement to the Company. If Employee revokes this Separation Agreement, it shall not be effective or enforceable, Employee shall not be entitled to receive the Covenant Waiver, the payments or the Option Amendment provided for under Section 5 of this Separation Agreement, and the Separation Date shall be unaltered.

Agreed to and accepted on this 25 day of September, 2008.

Witness:	EMPLOYEE:

/s/ Lauren K. Schachtel	/s/ Steven Schachtel
Steven Schachtel

Agreed to and accepted on this 29 day of September, 2008.

COMPANY:

LAKELAND BANCORP, INC.

BY:	/s/ Robert Vandenbergh
Robert Vandenbergh Senior Executive Vice President

BANK:

LAKELAND BANK

BY:	/s/ Robert Vandenbergh
Robert Vandenbergh Senior Executive Vice President

This Reaffirmation must be executed and returned to the Company (Attn: Robert

Vandenbergh, Senior Executive Vice President) on, or within five (5) days following

(but not before), the Separation Date

REAFFIRMATION OF SEPARATION AND GENERAL RELEASE AGREEMENT

1. Capitalized terms used but not defined in this Reaffirmation of Separation and General Release Agreement (“Reaffirmation”) shall have the meaning set forth in the Separation and General Release Agreement (the “Separation Agreement”) among Steven Schachtel, Lakeland Bancorp, Inc. and Lakeland Bank, a copy of which is attached hereto.

2. Employee hereby affirms the validity of the general release of the Released Parties set forth in Section 3(A) of the Separation Agreement and all other provisions of the Separation Agreement. Employee also affirms that Employee is not in default of any provision of the Separation Agreement. Employee acknowledges that the Separation Agreement is complete, true, accurate, valid and in full force and effect as of the date below.

3 Company hereby affirms the validity of the general release of Employee set forth in Section 3(B) of the Separation Agreement and all other provisions of the Separation Agreement. Company also affirms that Company is not in default of any provision of the Separation Agreement. Company acknowledges that the Separation Agreement is complete, true, accurate, valid and in full force and effect as of the date below.

3. In consideration of the Covenant Waiver, the payments set forth in Section 5(B) of the Separation Agreement and the Option Amendment, Employee hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Reaffirmation to the Company. “Claims” shall have the meaning set forth in the Separation Agreement. This Section 3 releases all Claims including those of which Employee is not aware and those not mentioned in the Separation Agreement or this Reaffirmation. Employee specifically releases any and all Claims arising out the Employment Agreement or the termination thereof or Employee’s employment with Company or separation therefrom. Employee expressly acknowledges and agrees that, by entering into this Reaffirmation, Employee is releasing and waiving any and all Claims, including, without limitation, Claims that Employee may have arising under the Age Discrimination in Employment Act (“ADEA”), which have arisen on or before the date of Employee’s execution and delivery of this Reaffirmation to the Company.

4. The Company and Employee acknowledge and agree that:

(A) By entering in the Separation Agreement and this Reaffirmation, Employee does not waive any rights or Claims that may arise after the date that Employee executes and deliver this Reaffirmation to the Company;

(B) Neither the Separation Agreement nor this Reaffirmation shall affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further acknowledge and agree that

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neither the Separation Agreement nor this Reaffirmation shall be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. Accordingly, nothing in the Separation Agreement or this Reaffirmation shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the Equal Employment Opportunity Commission, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(C) Notwithstanding anything set forth in the Separation Agreement or this Reaffirmation to the contrary, nothing in the Separation Agreement or this Reaffirmation shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in the Separation Agreement or this Reaffirmation; and

(D) Nothing in the Separation Agreement or this Reaffirmation shall preclude Employee from exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, or (ii) the Bank’s 401(k) plan.

5. (A) Employee represents and warrants that he (i) has had sufficient opportunity to consider this Reaffirmation, (ii) has read this Reaffirmation, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for him, (v) has entered into this Reaffirmation Agreement of his own free will and volition, (vi) has duly executed and delivered this Reaffirmation, (vii) understands that he is responsible for Employee’s own attorney’s fees and costs, (viii) has had the opportunity to review this Reaffirmation with counsel of his choice or has chosen voluntarily not to do so, (ix) understands that he has been given more than twenty-one days to review this Reaffirmation before signing it and understands that if Employee does not sign and return this Reaffirmation to the Company (Attn: Robert Vandenbergh, Senior Executive Vice President) on, or within five (5) days following (but not before), the Separation Date, Employee shall not be entitled to the Covenant Waiver, the payments or the Option Amendment provided for under Section 5 of the Separation Agreement and the Separation Date shall be unaltered, and (x) this Reaffirmation is valid, binding and enforceable against Employee in accordance with its terms.

(B) This Reaffirmation shall be effective and enforceable on the eighth (8th) day after its execution and delivery by Employee to the Company (Attn: Robert Vandenbergh, Senior Executive Vice President). Employee may revoke this Reaffirmation after having executed and delivered it to the company by so advising the Company (Attn: Robert Vandenbergh, Senior Executive Vice President) in writing no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Reaffirmation to the Company. If Employee revokes this Reaffirmation, it shall not be effective or enforceable, the Separation Date shall be unaltered, and Employee shall not be entitled to receive the Covenant Waiver, the payments or the Option Amendment provided for under Section 5 of the Separation Agreement.

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Agreed to and accepted by, on this      day of             , 2008.

Witness:	EMPLOYEE:

Steven Schachtel

Agreed to and accepted on this      day of             , 2008.

COMPANY:

LAKELAND BANCORP, INC

BY:

BANK:

LAKELAND BANK

BY:

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